Exhibit 99.1

Investor Contact: Jeremy Friedman

Executive Vice President and Chief Financial Officer

978 570 6900

Jeremy.friedman@accellent.com

FOR IMMEDIATE RELEASE

Accellent Inc. Announces First Quarter 2010 Results

Wilmington, MA (May 13, 2010) – Accellent Inc. (the “Company”), a wholly owned subsidiary of Accellent Holdings Corp. (“Accellent”), today announced results for its fiscal first quarter ended March 31, 2010.

“First quarter revenue increased 10.8% sequentially to $122.7 million reflecting our selling efforts and improving economic conditions. In addition, we completed the refinancing of our term loan and entered into a new asset based revolving credit facility during the quarter thus extending our debt maturity to 2013,” said Jeremy Friedman, Executive Vice President and Chief Financial Officer of Accellent. “In a recovering, yet still challenging, economic environment, we continue to drive improvements that we expect will yield sustainable growth in profitability.”

“The focus on improving sales and operations effectiveness at Accellent continues,” said Kenneth W. Freeman, Executive Chairman and Acting Chief Executive Officer. “Don Spence joins Accellent as President and CEO later this month, and we anticipate a seamless transition of responsibilities.”

First Quarter 2010 Financial Results

Net sales decreased 2.9% to $122.7 million in the first quarter of 2010 compared with $126.3 million in the first quarter of 2009. Income from operations was $14.6 million in the first quarter of 2010, compared to $15.4 million in the first quarter of 2009. Our net loss was $7.8 million in the first quarter of 2010, compared with net income of $0.6 million in the first quarter of 2009. The net loss in 2010 included $5.8 million of costs associated with the refinancing of the company’s term loan during the quarter.

Adjusted EBITDA for the first quarter of 2010 was $24.7 million, or 20.2% of net sales, compared to Adjusted EBITDA of $26.7 million, or 21.2% of net sales, in the first quarter of 2009.

Reconciliations of non-GAAP financial measures to GAAP financial measures are provided in the financial information accompanying this press release.

Conference Call

Kenneth W. Freeman, Executive Chairman and Acting Chief Executive Officer, and Jeremy Friedman, Executive Vice President and Chief Financial Officer will discuss first quarter 2010 results in a conference call scheduled for today, May 13, 2010 at 4:30 p.m. Eastern Time. The teleconference can be accessed live on the Internet through the Investor Relations section of the Accellent website at www.accellent.com or by calling (866) 700-7477 pass code 27313150. Please visit the website or dial in 10 to 15 minutes prior to the beginning of the call to download and install any necessary audio software. A replay of the conference call will be available via www.accellent.com or by telephone at (888) 286-8010 pass code 12865051 until May 20, 2010.

About Accellent

Accellent provides fully integrated outsourced manufacturing and engineering services to the medical device industry in the cardiology, endoscopy, and orthopaedic markets. Accellent has broad capabilities in design and engineering services, precision component fabrication, finished device assembly and complete supply chain management solutions. These capabilities enhance customers’ speed to market and return on investment by allowing them to refocus internal resources more efficiently. For more information, please visit www.accellent.com.

Forward-Looking Statements

This press release includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. All statements included herein, other than statements of historical fact, may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from the Company’s expectations are disclosed in the risk factors contained in the Company’s Form 10-K for the year ended December 31, 2009 filed with the Securities and Exchange Commission on March 31, 2010. All forward-looking statements are expressly qualified in their entirety by such risk factors.

Accellent Inc.

Consolidated Condensed Statements of Operations

(in thousands)

(unaudited)

	Three Months Ended March 31, 2010	Three Months Ended March 31, 2009
Net sales	$122,680	$126,349
Cost of sales (exclusive of amortization)	90,405	91,465

Gross profit	32,275	34,884

Selling, general and administrative expenses	13,251	13,715
Research and development expenses	679	679
Restructuring charges	—	1,337
Amortization of intangible assets	3,735	3,735
Loss on disposal of property and equipment	—	40

Total operating expenses	17,665	19,506

Income from operations	14,610	15,378

Interest expense, net	(17,424)	(15,002)
Loss on debt extinguishment	(5,791)	—
Other income, net	2,267	956

(Loss) income before income taxes	(6,338)	1,332

Provision for income taxes	1,481	723

Net (loss) income	$(7,819)	$609

Accellent Inc.

Reconciliation of Net (Loss) Income to EBITDA and Adjusted EBITDA

(in thousands)

(unaudited)

	Three Months Ended March 31, 2010	Three Months Ended March 31, 2009
Net (loss) income	$(7,819)	$609
Interest expense, net	17,424	15,002
Provision for income taxes	1,481	723
Depreciation and amortization	9,345	9,103

EBITDA (1)	$20,431	$25,437

Restructuring charges	—	1,337
Stock-based compensation – employees	16	88
Stock-based compensation – non-employees	23	30
Employee severance and relocation	305	431
Plant closure costs	18	—
Currency transaction gain	(1,300)	(1,104)
(Gain) loss on derivative instruments	(909)	185
Loss on sale of property and equipment	—	40
Other taxes	42	—
Loss on debt extinguishment	5,791	—
Management fees to stockholder	304	289

Adjusted EBITDA (1)	$24,721	$26,733

Accellent Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(unaudited)

	March 31, 2010	December 31, 2009

Assets
Current assets:
Cash and cash equivalents	$43,659	$33,785
Accounts receivable, net	53,957	44,815
Inventory	62,600	55,571
Prepaid expenses and other current assets	3,693	4,008

Total current assets	163,909	138,179
Property, plant and equipment, net	115,614	117,976
Goodwill	629,854	629,854
Intangible assets, net	175,831	179,566
Deferred financing costs and other assets, net	18,364	13,400

Total assets	$1,103,572	$1,078,975

Liabilities and Stockholder’s equity
Current liabilities:
Current portion of long-term debt	$7	$7
Accounts payable	27,593	23,910
Accrued expenses and other current liabilities	46,647	31,749

Total current liabilities	74,247	55,666
Long-term debt	700,591	684,650
Other long-term liabilities	32,100	32,143

Total liabilities	806,938	772,459
Stockholder’s equity	296,634	306,516

Total liabilities and stockholder’s equity	$1,103,572	$1,078,975

(1) EBITDA and Adjusted EBITDA presented in this press release are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. EBITDA and Adjusted EBITDA are not measurements of our financial performance under GAAP and should not be considered as alternatives to net loss or any other performance measures derived in accordance with GAAP, or as an alternative to cash flow from operating activities as a measure of our liquidity.

(2) EBITDA represents net income (loss) before net interest expense, income tax expense (benefit), depreciation and amortization. Adjusted EBITDA is defined as EBITDA further adjusted to give effect to unusual items, non-cash items, the pro forma effect of acquisitions as if they had taken place at the beginning of the periods presented. For the periods presented, Adjusted EBITDA includes adjustments for: restructuring and other related charges, impairment of goodwill and other intangible assets, gains and losses from derivative instruments, gains and losses on the sale of property, non-operating currency transaction losses, certain stock compensation related charges, severance, executive relocation, CEO search costs, non-cash consulting expenses and management fees.

(3) We believe that the presentation of EBITDA and Adjusted EBITDA is appropriate to provide additional information to investors. We also present EBITDA because we consider it an important supplemental measure of our performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of high yield issuers, many of which present EBITDA when reporting their results.